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                                                                     EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                        NEXT LEVEL COMMUNICATIONS, INC.,

                              SP ACQUISITION CORP.,

                                SOFTPROSE, INC.,

                                       and

                       THE STOCKHOLDERS OF SOFTPROSE, INC.



                            Dated as of July 14, 2000











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                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
ARTICLE 1 DEFINITIONS........................................................1

         1.1    DEFINED TERMS................................................1
         1.2    INTERPRETATION PROVISIONS...................................10

ARTICLE 2 THE MERGER........................................................11

         2.1    THE MERGER..................................................11
         2.2    EFFECTIVE TIME..............................................11
         2.3    EFFECT OF THE MERGER........................................11
         2.4    ARTICLES OF INCORPORATION; BYLAWS...........................11
         2.5    DIRECTORS AND OFFICERS......................................12
         2.6    CONVERSION OF SECURITIES....................................12
         2.7    SURRENDER OF CERTIFICATES...................................13
         2.8    NO FURTHER OWNERSHIP RIGHTS IN SHARES OF COMPANY STOCK......13
         2.9    LOST, STOLEN OR DESTROYED CERTIFICATES......................13
         2.10   TAX CONSEQUENCES............................................14
         2.11   TAKING OF NECESSARY ACTION; FURTHER ACTION..................14
         2.12   STOCKHOLDER AGENT; POWER OF ATTORNEY........................14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................15

         3.1    ORGANIZATION OF THE COMPANY.................................15
         3.2    CAPITALIZATION OF THE COMPANY...............................15
         3.3    STOCKHOLDERS'AGREEMENTS, ETC................................16
         3.4    AUTHORIZATION...............................................16
         3.5    OFFICERS AND DIRECTORS......................................16
         3.6    BANK ACCOUNTS...............................................16
         3.7    SUBSIDIARIES, ETC...........................................16
         3.8    REAL PROPERTY...............................................16
         3.9    PERSONAL PROPERTY...........................................17
         3.10   ENVIRONMENTAL MATTERS.......................................18
         3.11   CONTRACTS...................................................18
         3.12   NO CONFLICT OR VIOLATION; CONSENTS..........................20
         3.13   PERMITS.....................................................20
         3.14   FINANCIAL STATEMENTS; BOOKS AND RECORDS.....................20
         3.15   ABSENCE OF CERTAIN CHANGES OR EVENTS........................21
         3.16   LIABILITIES.................................................22
         3.17   LITIGATION..................................................22
         3.18   LABOR MATTERS...............................................22
         3.19   EMPLOYEE BENEFIT PLANS......................................23
         3.20   TRANSACTIONS WITH RELATED PARTIES...........................24
         3.21   COMPLIANCE WITH LAW.........................................24
         3.22   INTELLECTUAL PROPERTY.......................................24
         3.23   TAX MATTERS.................................................25
         3.24   INSURANCE...................................................27
         3.25   ACCOUNTS RECEIVABLE.........................................27
         3.26   INVENTORY...................................................28
         3.27   YEAR 2000 PROBLEM...........................................28
         3.28   BROKERS; TRANSACTION COSTS..................................28
         3.29   NO OTHER AGREEMENTS TO SELL THE COMPANY OR THE ASSETS.......28
         3.30   TAKEOVER STATUTES...........................................28
         3.31   MATERIAL MISSTATEMENTS OR OMISSIONS.........................28

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................28


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                                TABLE OF CONTENTS
                                   (Continued)

                                                                           Page
                                                                           ----
         4.1    ORGANIZATION................................................28
         4.2    CAPITALIZATION..............................................29
         4.3    AUTHORIZATION...............................................29

ARTICLE 5 ACTIONS BY THE COMPANY, PARENT  AND SUB PRIOR TO THE CLOSING......30

         5.1    CONDUCT OF BUSINESS.........................................30
         5.2    ACCESS BY PARENT............................................31
         5.3    NOTIFICATION OF CERTAIN MATTERS.............................31
         5.4    NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC..............31
         5.5    COMPANY STOCKHOLDER APPROVAL................................32
         5.6    CLOSING DATE................................................32
         5.7    TAKEOVER STATUTES...........................................32
         5.8    FURTHER ASSURANCES..........................................32
         5.9    TERMINATION OF 401(K) PLAN AND COMPANY STOCK OPTION PLANS...33

ARTICLE 6 CONDITIONS TO THE COMPANY'S OBLIGATIONS...........................33

         6.1    REPRESENTATIONS, WARRANTIES AND COVENANTS...................33
         6.2    CONSENTS....................................................33
         6.3    NO COURT ORDERS.............................................33
         6.4    CLOSING DOCUMENTS...........................................33
         6.5    MATERIAL ADVERSE CHANGE.....................................33
         6.6    GRANT OF PARENT OPTIONS AND RESTRICTED STOCK................33
         6.7    REGISTRATION RIGHTS AGREEMENT...............................34

ARTICLE 7 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS......................34

         7.1    REPRESENTATIONS, WARRANTIES AND COVENANTS...................34
         7.2    CONSENTS....................................................34
         7.3    NO ACTIONS OR COURT ORDERS..................................34
         7.4    CLOSING DOCUMENTS...........................................34
         7.5    EXEMPTION UNDER FEDERAL AND STATE SECURITIES LAWS...........35
         7.6    STOCKHOLDER CONSENT.........................................35
         7.7    TAX MATTERS................................................ 35
         7.8    MATERIAL ADVERSE CHANGE.....................................35
         7.9    APPRAISAL RIGHTS............................................35
         7.10   OTHER AGREEMENTS............................................35

ARTICLE 8 CLOSING...........................................................35

         8.1    DELIVERIES BY THE COMPANY AND THE STOCKHOLDERS TO PARENT....35
         8.2    DELIVERIES BY PARENT TO THE STOCKHOLDER AGENT...............35

ARTICLE 9 INDEMNIFICATION...................................................36

         9.1    SURVIVAL OF REPRESENTATIONS, ETC........................... 36
         9.2    INDEMNIFICATION.............................................36
         9.3    NO RIGHT OF CONTRIBUTION....................................38
         9.4    PAYMENT FOR DAMAGES.........................................39
         9.5    LIMITATIONS ON INDEMNITY....................................39

ARTICLE 10 MISCELLANEOUS....................................................39

         10.1   TERMINATION.................................................39
         10.2   ASSIGNMENT..................................................40
         10.3   NOTICES.....................................................40
         10.4   REPRESENTATION BY COUNSEL...................................41
         10.5   ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS....................41



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                                TABLE OF CONTENTS
                                   (Continued)


                                                                           Page
                                                                           ----
         10.6   COUNTERPARTS................................................42
         10.7   INVALIDITY..................................................42
         10.8   EXPENSES....................................................42
         10.9   401(K) PLAN CONTRIBUTION....................................42
         10.10  PRIOR SERVICE...............................................42
         10.11  PUBLICITY...................................................42
         10.12  NO THIRD PARTY BENEFICIARIES................................42
         10.13  ATTORNEY FEES...............................................43
         10.14  GOVERNING LAW...............................................43
         10.15  CONSENT TO JURISDICTION.....................................43
         10.16  WAIVER OF JURY TRIAL........................................43
         10.17  SERVICE OF PROCESS..........................................43

ARTICLE 11 TAX MATTERS......................................................43

         11.1   TAX MATTERS.................................................43



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                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER is dated as of July 14, 2000 (the "Agreement"), by and among Next Level Communications, Inc., a Delaware corporation ("Parent"), SP Acquisition Corp., an Iowa corporation and a direct, wholly owned subsidiary of Parent ("Sub"), SoftProse, Inc., an Iowa corporation (the "Company"), and the Stockholders (as defined herein).

                                    RECITALS:

         A. The Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for Parent, Sub and the Company to enter into a business combination upon the terms and subject to the conditions set forth herein.

         B. In furtherance of such combination, the Boards of Directors of Parent, Sub and the Company have each approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Iowa Business Corporation Act (the "IBCA").

         C. Parent, Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization and that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

         D. Pursuant to the Merger, each outstanding share of the Company's common stock, no par value per share, (the "Company Stock") shall be converted solely into Parent Stock (as defined herein), upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub, the Company and the Stockholders hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

                  "Action" means any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, government audit, inquiry, criminal prosecution, investigation, unfair labor practice charge, complaint or dispute.

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                  "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Assets" means the right, title and interest of the Company in their properties, assets and rights of any kind, whether tangible or intangible, real or personal, including, without limitation, the right, title and interest in the following:

                  (a) all Contracts and Contract Rights;

                  (b) all Fixtures and Equipment;

                  (c) all Books and Records;

                  (d) all Proprietary Rights;

                  (e) all Permits;

                  (f) all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

                  (g) all cash, accounts receivable, deposits, inventory and prepaid expenses;

                  (h) all goodwill; and

                  (i) all shares of capital stock or other securities or ownership interests in any Person.

                  "Average Share Price" means the average of the closing prices of Parent Stock on the Nasdaq Stock Market as reported in the Wall Street Journal for the ten (10) Trading Days ending on the Trading Day that is two (2) days prior to the Closing Date.

                  "Balance Sheet" means the balance sheet of the Company as of the Balance Sheet Date.

                  "Balance Sheet Date" means December 31, 1999.

                  "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary


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association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Books and Records" means all books, records, lists, correspondence, ledgers, financial and other data, files, reports, surveys, formulae, technical manuals and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel).

                  "Business" means the business and operations of the Company, consisting of its business of providing products and development services for consumer electronics, embedded systems, real-time systems and communication systems.

                  "Closing" has the meaning set forth in Section 2.1(b).

                  "Closing Date" means the date of the Closing.

                  "Code" has the meaning set forth in the Recitals hereto.

                  "Company Material Adverse Effect" or "Company Material Adverse Change" means a Material Adverse Effect with respect to the Company, the Business or the Assets.

                  "Company Options" means options to purchase shares of Company Stock issued by the Company pursuant to the Company Stock Option Plans or otherwise to Company employees.

                  "Company Stock" has the meaning set forth in the Recitals hereto.

                  "Company Stock Option Plans" mean the SoftProse, Inc. 2000 Stock Option and Incentive Plan, the SoftProse, Inc. Recognition and Retention Plan and option agreements entered into with certain Employees.

                  "Consents" means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

                  "Contract Rights" means all rights and obligations under the Contracts.

                  "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, open tenders, warranties or guarantees (express or implied) undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, entitlements, instruments, obligations and commitments to which the Company is a


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party or by which the Company or any of its Assets are bound or affected, whether written or oral.

                  "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

                  "Default" means (a) a breach of or default under any Contract,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

                  "Effective Time" has the meaning set forth in Section 2.2.

                  "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  "Employees" means all officers and directors of the Company and all other Persons employed by the Company on a full or part-time basis (including those employees on long-term disability leave or other absence) together with all persons retained as "independent contractors" as of the relevant date.

                  "Encumbrance" means any claim, lien, pledge, option, lease, license, occupancy agreement, charge, easement, tax assessment, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, title defect, work order, conditional sales agreement, encumbrance or other right of third parties or other restriction on use, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "Environmental Claims" means all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of (i) Environmental Laws or (ii) the presence, use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances at any location, whether or not owned, leased or operated by the Company.

                  "Environmental Laws" means all applicable federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata).

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                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

                  "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company as set forth in Section 414(b), (c), (m) or (o) of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Facilities" means all real property and related facilities owned, leased or operated by the Company.

                  "Financial Statements" means the unaudited balance sheets of the Company as of December 31, 1999 and 1998 and the related statements of income, changes in stockholders' equity and cash flows, of the Company for the years ended December 31, 1999 and 1998.

                  "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, equipment, parts, tools, discs and other tangible personal property owned by the Company, wherever located.

                  "GAAP" means generally accepted accounting principles of the United States applied on a consistent basis.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, city or municipality, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, any government authority, agency, department, board, commission or instrumentality of the United States or any political subdivision thereof and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) and any other materials or substances subject to regulation, control or remediation under Environmental Laws.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Laws" means all laws, statutes, by-laws, ordinances, rules, regulations, orders, judgments or decrees of any Governmental Authority.

                  "Leases" has the meaning set forth in Section 3.8(c).


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                  "Liability" means any direct or indirect liability,
indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

                  "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) the right or ability of such Person to consummate any of the transactions contemplated hereby.

                  "Merger Shares" has the meaning set forth in Section 2.6(b).

                  "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Non-Disclosure Agreement" means that certain Non-Disclosure Agreement dated as of May 15, 2000 between Parent and the Company relating to the delivery by the Company of confidential information to Parent and its Representatives.

                  "Option Purchase Price" means the number of shares of Parent Stock equal to the difference between the (i) number of shares of Parent Stock into which each share of Company Stock subject to the Company Option is convertible under Section 2.6(a) and (ii) the number of shares of Parent Stock with a fair market value equal to the exercise price of such Company Option, with the fair market value equal to the Average Share Price.

                  "Parent Stock" means the common stock, par value $0.01 per share, of Parent.

                  "Parent Stock Option Plans" means the Next Level Communications, Inc. 1999 Equity Incentive Plan, the Next Level Communications, Inc. 1999 Employee Stock Purchase Plan, the Next Level Communications, Inc. 1999 Stock Plan, Next Level Communications, Inc. 1997 Long Term Incentive Plan and option agreements entered into with certain management employees of Parent.

                  "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five (5) years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).


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                  "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

                  "Permitted Encumbrances" means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in such Person's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar non-monetary charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists, and (d) liens securing taxes, assessments and governmental charges not yet delinquent or the amount or validity of which are being contested in good faith by appropriate proceedings by the Company, as applicable.

                  "Permitted Transferee" means (i) any Affiliate or immediate family member of a holder, or any trust or entity for the benefit of any such Persons, to whom Registrable Shares are transferred for no consideration, or
(ii) any arms-length bona fide donee or pledgee of Registrable Shares of any of the foregoing Persons.

                  "Person" means any person or entity, whether an individual, whether in their capacity as a trustee, executor, administrator or other legal representative, sole proprietorship, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, syndicate, business association, firm, joint venture, governmental agency or authority or any similar entity.

                  "Proprietary Information and Inventions Agreement" means the Next Level Communications, Inc. Proprietary Information and Inventions Agreement, substantially in the form of Exhibit A hereto, to be entered into by each Stockholder and the Parent.

                  "Proprietary Rights" means all intellectual property rights of every nature and kind, including without limitation, (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, commercial symbols, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) URL registrations, (g) other proprietary rights, including industrial designs, (h) copies and tangible embodiments thereof (in whatever form or medium), (i) licenses granting any rights with respect to any of the foregoing and (j) any


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

renewal applications, divisions, extensions and reissues, where applicable with respect to any of the foregoing.

                  "Registrable Shares" has the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means a mutually acceptable registration rights agreement, substantially in the form of Exhibit B hereto, to be entered into among Parent and the Stockholders, with respect to the Parent Stock to be delivered to the Stockholders pursuant to this Agreement.

                  "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, and occupational safety and health and laws respecting employment practices, employee documentation, human rights code, terms and conditions of employment and wages and hours.

                  "Related Party" means (i) any of the Company's officers, directors and stockholders, and any officers, directors, partners, associates or relatives of such officers, directors and stockholders, (ii) any Person in which the Company or any Stockholder or any Affiliate or relative of any such Person has any direct or indirect controlling interest, and (iii) any direct or indirect trustee or beneficiary of any Stockholder.

                  "Representative" of any Person means any officer, director, principal, attorney, accountant, agent, employee or other representative of such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stockholder" means each holder of Company Stock, including Persons holding Company Options, and "Stockholders" means all holders of the Company Stock, including Persons holding Company Options, in each case as determined immediately prior to the Effective Time.

                  "Stockholder Agent" has the meaning set forth in Section 2.12(a).

                  "Stockholder Consent" has the meaning set forth in Section
5.5.

                  "Stockholder Representation Letter" means the letter, substantially in the form of Exhibit C hereto, to be executed by each Stockholder and the Parent.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited


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


liability company of which (i) such Person is a general partner or managing member or (ii) such person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

                  "Survival Period" has the meaning set forth in Section 9.1.

                  "Takeover Statute" means a "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States.

                  "Tax Returns" means any report, return (including information return), election, document, estimated tax filing, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes including any schedule or attachment thereto, and amendments thereto and any document with respect to or accompanying requests for the extension of time in which to file any such item.

                  "Taxes" means any and all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all federal, state, local, municipal, county, foreign and other income, franchise, profits, capital gains, capital stock, capital structure, transfer, gross receipt, sales, use, service, occupation, ad valorem, property, excise, severance, windfall profits, withholding, premium, stamp, license, payroll, employment, social security, unemployment, health insurance, employment insurance, workers compensation, disability, environmental (including taxes under Code Section 59A), alternative minimum, add-on, value-added, goods and services, harmonized sales, customs, import, export, registration, excise, production, frankings, fringe benefits, occupancy, real property, personal property, business and occupation, education, mercantile, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever imposed by any taxing authority or jurisdiction (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any governmental authority (domestic or foreign), penalties, fines and interest, and shall include any liability for such amounts of any other Person as a result either of being (or having been) a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person, and shall include any liability for such amounts relating to any other Person if such liability is imposed by reason of law (including transferee or successor liability). Any such amount shall also include any interest whether paid or received, fines, penalties, surtaxes, or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges.

                  "to the knowledge" or "knowledge" of a party (or similar phrases) means to the extent of matters which are actually known by such party and when used in respect of the Company, the term "to the knowledge" or "knowledge" shall mean the matters actually known by each of the directors, officers and Stockholders of the Company and with respect to the Parent, shall mean the matters actually known by the Parent's Chief Executive Officer, President, Chief Technical Officer and any Senior Vice President.

                  "Trade Secrets" means all trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, circuit, topographies, designs, plans, proposals, technical data, copyrightable works, concepts, methods, procedures, financial, marketing and business data, pricing and cost information, business and marketing plans marketing mailing and e-mail lists, and customer and supplier mailing and e-mail lists and information).

                  "Trading Day" means any day on which the Nasdaq Stock Exchange is open and available for at least five (5) hours for the trading of securities.

                  "Transaction Costs" means all costs and expenses incurred by the Company in connection with the preparation and execution of this Agreement and in anticipation of the Merger and the transactions contemplated hereby for reasonable legal, accounting and transaction costs.

                  "Welfare Plan" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (a) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with any such entity).

         1.2      Interpretation Provisions

                  (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The terms "include" and "including" are not limiting and mean "including without limitation."

                  (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

                  (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (e) The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

                  (f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE 2

                                   THE MERGER

         2.1      The Merger.

                  (a) Effective Time. At the Effective Time (as defined in
Section 2.2 hereof), and upon the terms and subject to the conditions of this Agreement and the IBCA, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) Closing. Unless this Agreement shall have been terminated pursuant to Section 10.1, and subject to the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Latham & Watkins, 233 South Wacker Drive, Suite 5800, Chicago, IL 60606, as promptly as practicable (and in any event within five (5) business days) after satisfaction (or the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7 or (ii) at such other time, date or place as Parent and the Company may mutually agree.

         2.2 Effective Time. As promptly as practicable after the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 6 and 7, and provided that this Agreement has not been terminated pursuant to Section 10.1, the parties hereto shall cause the Merger to be consummated by executing and filing articles of merger as contemplated by the IBCA (the "Articles of Merger"), with the Secretary of State of the State of Iowa as provided in Section 1105 of the IBCA. The Merger shall be effective at the time indicated in such Articles of Merger (the "Effective Time").

         2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the IBCA.

         2.4      Articles of Incorporation; Bylaws.

                  (a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation (except that Surviving Corporation shall be named and operate as "Next Level SoftProse, Inc."), until duly amended in accordance with applicable law.

                  (b) Bylaws. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         2.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law. Upon request of Parent, the Company shall cause each or any director and officer of the Company to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

         2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Sub, the Company or any Stockholder:

                  (a) Company Stock. Subject to Section 2.6(f), each share of Company Stock issued and outstanding immediately prior to the Effective Time will by virtue of the Merger be, converted into one and one half (1.5) validly issued, fully paid and nonassessable shares of Parent Stock.

                  (b) Options. Upon the terms and subject to the conditions set forth herein, the Board of Directors of the Company shall adopt resolutions to the effect that, and the Company will take such other action as shall be necessary such that, each outstanding Company Option shall become fully vested immediately prior to the Effective Time and, at the Effective Time, shall be cancelled, retired and extinguished and upon the cancellation thereof, each holder of a Company Option (each an "Optionholder") shall exchange any rights with respect thereto for the right to receive the Option Purchase Price. Prior to the Effective Time, the Company shall deliver to Parent appropriate documentation evidencing the Optionholders' agreement to cancel his or her Company Option in respect of the consideration to be paid pursuant to this
Section 2.6(b). The shares of Parent Stock issued in connection with the Merger as a result of the conversion and exchange provided for in Sections 2.6(a) and
(b) are sometimes referred to herein as the "Merger Shares."

                  (c) Sub Stock. Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one (1) validly issued, fully paid and nonassessable common share, no par value per share, of the Surviving Corporation, so that thereafter Parent will be the sole and exclusive owner of the capital stock of the Surviving Corporation.

                  (d) Cancellation. Each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (e) Fractional Shares. No certificates or scrip representing fractional shares of Parent Stock shall be issued in connection with the Merger, but in lieu thereof each Stockholder who would otherwise be entitled to receive a fraction of a Merger Share shall receive from Parent an amount of cash equal to the product of (i) the fraction of a share of a Merger Share to which such holder would otherwise be entitled multiplied by (ii) the Average Share Price.

                  (f) Adjustments to Exchange Ratio. The number of shares of Parent Stock into which a share of Company Stock is convertible or to be exchanged pursuant to Sections 2.6(a) and (b), shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend, reorganization, reclassification, recapitalization or other like change with respect to Parent Stock or Company Stock after the date hereof and prior the Effective Time.

         2.7      Surrender of Certificates.

                  (a) Delivery of Certificates. At the Effective Time, Parent shall make available, and each Stockholder shall be entitled to receive, upon surrender to Parent or its designated representative of any Certificates for cancellation, duly endorsed in blank for transfer, such number of shares of Parent Stock as is set forth in the respective Stockholder Representation Letter.

                  (b) Cancellation of Company Stock. Upon surrender of each Certificate and delivery by Parent of the Merger Shares to be delivered in exchange therefor, such Certificate shall forthwith be canceled. Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate number of Merger Shares into which the Company Stock represented thereby shall have been converted in accordance with the terms and upon the conditions of this Agreement.

         2.8      No Further Ownership Rights in Shares of Company Stock.
The shares of Parent Stock delivered upon the surrender for exchange of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers of Company Stock which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, the Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

         2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Stock as may be required pursuant to Section 2.8; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         2.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

         2.11 Taking of Necessary Action; Further Action. Each of Parent, Sub, the Company and each Stockholder will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent with full right, title and possession to all the property, rights, privileges, power and franchises of the Company, the officers and directors of Sub, Parent and Company immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         2.12     Stockholder Agent; Power of Attorney

                  (a) Stockholder Agent. In the event that the Merger is approved by the Stockholders, effective upon such vote, and without further act of any Stockholder, Gopal Miglani shall be appointed as agent and attorney-in-fact (the "Stockholder Agent") for each Stockholder, to exclusively take any and all actions required or permitted to be taken by the Stockholders under this Agreement and the Registration Rights Agreement, including but not limited to, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing. The Stockholders shall have the right, at any time and from time to time, to appoint, by written notice to Parent signed by a majority in interest of the Stockholders, a replacement Stockholder Agent, in which event such replacement shall be considered the Stockholder Agent from and after the date of Parent's receipt of notice of such appointment. Any vacancy in the position of Stockholder Agent may be filled by approval of a majority in interest of the Stockholders. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the Stockholders.

                  (b) Exculpation. The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent while acting in good faith and in the exercise of reasonable judgment.

                  (c) Actions of the Stockholder Agent. A decision, act, consent or instruction of the Stockholder Agent shall constitute a decision for all of the Stockholders, and shall be final, binding and conclusive upon each of the Stockholders, and Parent and Sub may rely exclusively upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of each Stockholder. Parent and Sub are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As an inducement of Parent to enter into this Agreement, the Company hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Parent, except as otherwise set forth in written disclosure schedules (the "Schedules"). The Schedules are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) or the Schedules otherwise expressly and completely disclose the specific exception.

         3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, with all requisite corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of its properties and where the failure to be so qualified could reasonably be expected to have a Company Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is set forth in Schedule 3.1.

         3.2      Capitalization of the Company.

                  (a) Authorized Capitalization. As of the date of this Agreement, the authorized capitalization of the Company consists of 1,000,000 shares of Company Stock of which 82,200 shares are issued and outstanding and 30,300 shares are reserved for issuance under the SoftProse, Inc. Recognition and Retention Plan and no additional shares of capital stock of the Company will be issued after the date hereof except for shares issued in respect of Company Options outstanding on the date hereof. The Company has no other capital stock authorized, issued or outstanding. The Stockholders beneficially and of record collectively own, and will beneficially and of record collectively own immediately prior to the Effective Time, all of the outstanding Company Stock and Company Options.

                  (b) Options. As of the date of this Agreement, 41,100 shares of Company Stock are reserved for issuance upon the exercise of outstanding Company Options and options to purchase 10,300 shares of Company Stock remain outstanding pursuant to the Company Options. Each Stockholder's Stockholder Representation Letter sets forth the number of Company Options held by each Stockholder, the number of shares of Company Stock for which each such Company Option is exercisable on the date hereof, the date upon which each such Company Option becomes exercisable and the price per share of Company Stock for which each such

Company Option is exercisable (without taking into account whether or not such Company Option is in fact exercisable on the date hereof). Attached as Schedule 3.2(b) is a true and correct copy of the Company Stock Option Plans and the forms of option agreement used in all cases.

                  (c) No Other Capital Stock, Options, Warrants. Except for the Company Options referred to above, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company. Except as described in Section 3.2(a) and (b) above, no shares of capital stock of the Company are reserved for issuance.

                  (d) Valid Issuances. All outstanding shares of Company Stock are, and any shares of Company Stock issued upon exercise of any Company Option will be, validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws, or any Contract. The Company Options have been, and the shares of Company Stock have been or will be, issued in compliance with all federal and state corporate and securities laws.

        3.3 Stockholders' Agreements, etc. Except as disclosed on Schedule 3.3, to the knowledge of the Company, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of the Company.

        3.4 Authorization. The Company has all necessary corporate or other power and authority to enter into this Agreement and has taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Company, and this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        3.5 Officers and Directors. Schedule 3.5 contains a true, correct and complete list of all the officers and directors of the Company.

        3.6 Bank Accounts. Schedule 3.6 contains a list of all of the Company's bank accounts, safe deposit boxes and persons authorized to draw thereon or have access thereto.

        3.7 Subsidiaries, Etc. The Company has no Subsidiaries and does not have any ownership interest of any kind in any other corporation, partnership, limited liability company or other entity.

        3.8       Real Property.

                  (a) General. The real property set forth on Schedule 3.8(c) constitutes all real property necessary for the conduct of the business of the Company as presently conducted and, except as set forth on Schedule 3.8(a), all of such real property, and the improvements thereon, are (i) in good condition, repair and proper working order having regard for their use and age, have been properly maintained, and are fit for the current uses thereof by the Company;
(ii) serviced by adequate electric, gas, water, sewer, telephone and other utilities; (iii) legally entitled to access, both vehicular and pedestrian, to a public street; (iv) not in violation of any material zoning requirement, permit or other governmental or private restriction or entitlement relating to the real property or the conduct of the business thereon as currently conducted; and (v) to the Company's knowledge, not the subject of any pending or contemplated condemnation.

                  (b) Owned Real Property. The Company does not own any Facility or other real property.

                  (c) Leased Real Property. Schedule 3.8(c) sets forth all leases, subleases or other occupancy agreements pursuant to which Facilities are leased by the Company (as lessee) (the "Leases"), true and complete copies of which (including all amendments, extensions, renewals, guarantees and other related agreements) have been delivered to Parent. Except as set forth on
Schedule 3.8(c), Company has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such Leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor.

         With respect to each Lease listed on Schedule 3.8(c), (i) such lease is in full force and effect; (ii) there is no material default under any such Lease by the Company or, to the knowledge of the Company, by any other party and no event has occurred which, with the giving of notice, the passage of time or both would cause a material default by the Company and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease. The Company does not own any leasehold improvements located on properties leased pursuant to the Leases.

         3.9      Personal Property.

                  (a) General. The Company owns or leases all personal property Assets necessary for the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

                  (b) Owned Personal Property. Except as set forth on Schedule 3.9(b), the Company has good title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances.

                  (c) Leased Personal Property. Except as set forth on Schedule 3.9(c), the Company has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Schedule 3.9(c) sets forth all Leases for personal property involving annual payments in excess of $5,000, true and complete copies of which have been delivered or made available to Parent.

         With respect to each lease listed on Schedule 3.9(c), except as set forth on Schedule 3.9(c), (i) there is no material default under such lease by the Company or, to the knowledge of the Company, by any other party and (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not cause (with or without notice and with or without the passage of time) a default under any such lease.

         3.10 Environmental Matters. Except as disclosed on Schedule 3.10, the Company is currently and has in the past been in material compliance with all Environmental Laws. There are no existing, and the Company is not aware of any potential or threatened, Environmental Claims against the Company. To the Company's knowledge (i) no underground or above-ground tank or other storage receptacle or pipeline for Hazardous Substances is currently or formerly located on the Company's Facilities; (ii) there have been no releases or threatened releases of Hazardous Substances on, upon or into the Company's Facilities;
(iii) there are no PCBs or asbestos located at or on the Company's Facilities; and (iv) there are no consent decrees, consents orders, judgments, judicial or administrative orders, agreements with (other than permits) or liens by, any Governmental Authority or quasi-governmental authority relating to any Environmental Laws which regulate, obligate or bind the Company.

         True and correct copies of any environmental reports, audits or assessments which have been conducted, either by or on behalf of the Company, regarding any of the Company's current or former Facilities have been made available to the Parent.

         3.11     Contracts.

                  (a) Disclosure. Schedule 3.11(a) sets forth a complete and accurate list of all of the Contracts of the following categories:

                        (i) Contracts not made in the ordinary course of business which are material to the Business or the Assets;

                        (ii) License agreements or royalty agreements, whether the Company is the licensor or licensee thereunder (excluding licenses that are commonly available on standard commercial terms, such as software "shrink-wrap" licenses);

                        (iii) Confidentiality and non-disclosure agreements (whether the Company is the beneficiary or the obligated party thereunder);

                        (iv) Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $25,000 after the date hereof or otherwise material to the Business or the Assets;

                        (v) Contracts or commitments relating to commission arrangements with others that are material to the Business;

                        (vi) Employment contracts, consulting contracts, severance agreements, "stay-bonus" agreements and similar arrangements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or (B) that will result in the payment by, or the creation of any Liability of the Company, the Stockholders or Parent to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                        (vii) Indemnification agreements;

                        (viii) Promissory notes, loans, agreements, indentures, mortgages, deeds of trust, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder;

                        (ix) Contracts containing covenants limiting the freedom of the Company, or any officer, director, Employee or Affiliate of the Company, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                        (x) Any Contract with the federal, state or local government or any agency or department thereof;

                        (xi) Any Contract or other arrangement with a Related Party;

                        (xii) Leases of real property or personal property involving annual payments of more than $5,000; and

                        (xiii) Any other Contract under which the consequences of a default or termination could reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate.

         Complete and accurate copies of all of the Contracts listed on Schedule 3.11(a), including all amendments and supplements thereto, have been made available to Parent. The Company has included as part of Schedule 3.11(a) a brief summary of the material terms of each oral Contract.

                  (b) Absence of Defaults. Except as set forth on Schedule 3.11(b), all of the Contracts set forth on Schedule 3.11(b) are valid, binding and enforceable in accordance with their terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability or (2) general principles of equity, and there is no existing material Default by the Company under the Contracts. The Company has fulfilled all of its material obligations under each of such Contracts accrued to the date of such determination. To the knowledge of the Company, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in material Default thereunder and no notice of any claim of Default has been given to the Company.

         3.12     No Conflict or Violation; Consents. Except as set forth on
Schedule 3.12, none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) violate or conflict with any provision of the governing documents of the Company, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or the passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Company is a party or by which the Company is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order, or (d) impose any Encumbrance on any Assets or the Business. Except as set forth on Schedule 3.12, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Company in connection with the execution, delivery or performance of this Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.13 Permits. Schedule 3.13 sets forth a complete list of all material Permits of the Company, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. The Company has, and at all times has had, all Permits required under any applicable Regulation in their operation of the Business or in their ownership of the Assets, and own or possess such Permits free and clear of all Encumbrances, except for Permitted Encumbrances. The Company is not in default, nor, to the knowledge of the Company, has the Company received any notice of any claim of default, with respect to any such Permit.

         3.14     Financial Statements; Books and Records.

         (a) General. Except as contemplated by Schedule 3.14(a), the Financial Statements are complete, are in accordance with the Company's Books and Records and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated thereby, in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise expressly indicated in the notes to the Financial Statements.

         (b) Books and Records. The Books and Records accurately and fairly reflect in all material respects the activities of the Company and the Business and have been made available at the Company's offices for Parent's inspection.

         (c) All Accounts Recorded. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

         (d) Corporate Records. The stock records and minute books of the Company that have been made available to Parent fully reflect all minutes of meetings, resolutions and other material actions and proceedings of its stockholders, trustees and board of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which the Company is aware and contain true, correct and complete copies of their respective organizational documents and bylaws and all amendments thereto through the date hereof.

         3.15      Absence of Certain Changes or Events. Except as set forth on
Schedule 3.15, since the Balance Sheet Date there has not been any:

         (a) Company Material Adverse Change;

         (b) resignation or termination of any officer, director or manager listed on Schedule 3.15(b), or any increase in the rate of compensation payable or to become payable to any officer, director or manager or Representative of the Company (other than increases in the rate of compensation as a result of general, regularly scheduled reviews), including the making of any loan to any such Person (other than normal advances or expense allowances), or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to any such Person (other than pursuant to existing arrangements heretofore disclosed to Parent), or material modification, addition or contribution (other than regularly scheduled contributions) to any Employee Plan;

         (c) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except for regular compensation and normal advances or expense allowances to Employees;

         (d) actual or, to the knowledge of the Company, threatened, termination of any material customer account or group of accounts or actual or, to the knowledge of the Company, threatened material reduction in purchases or royalties payable by any such customer or, to the knowledge of the Company, occurrence of any event that is likely to result in any such termination or reduction;

         (e) disposition or lapsing of any material Proprietary Rights of the Company, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee or adviser to the Company;

         (f) change in accounting methods or practices by the Company;

         (g) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any equity securities of the Company;

         (h) issuance or reservation for issuance by the Company of, or commitment of it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

         (i) increase, decrease or reclassification of the capital stock of the Company;

         (j) amendment of the organizational documents or bylaws of the Company; or

         (k) agreement by the Company, directly or indirectly, to do any of the foregoing.

         3.16 Liabilities. The Company has no Liabilities or obligations (absolute, accrued, contingent, inchoate or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements,
(ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (iii) Liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Schedule 3.11 or Liabilities which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. None of the Liabilities described in this Section 3.16 relates to any Actions.

         3.17 Litigation. Except as set forth on Schedule 3.17, there is no Action, pending or, to the knowledge of the Company, threatened or reasonably anticipated (i) against, relating to or affecting the Company, any of the Assets or any of their respective officers and directors as such, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent the Company from consummating the transactions contemplated hereby. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Company, the Business or any of the Assets.

         3.18     Labor Matters.

         (a) General. The Company is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of the Company. There are no controversies pending or, to the knowledge of the Company, threatened between the Company and its Employees, and the Company is not aware of any facts which could reasonably result in any such controversy.

         (b) Compliance. The Company is in compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes and is not engaged in any unfair labor practice. The Company is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

         (c) Severance Obligations. Except for Company Options granted under the Company Stock Option Plans prior to the date hereof that will vest on the consummation of the Merger, the Company has not entered into any severance, "stay-bonus" or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Parent or the Company to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time). Except as specifically provided for in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

         3.19     Employee Benefit Plans.

         (a) Schedule 3.19 hereto contains a true and complete list of each Employee Plan. The Company has delivered to Parent true and complete copies of all documents embodying or relating to the Employee Plans, including, without limitation, with respect to each Employee Plan, all amendments to the Employee Plans, and any trust or other funding arrangement.

         (b) None of the Pension Plans is subject to the requirements of Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Each Pension Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified, and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of any such Pension Plan.

         (c) Neither the Company nor any ERISA Affiliate has incurred any liability for any penalty or tax under Sections 4971, 4972, 4975, 4976, 4979, or 4980 of the Code or Section 502 of ERISA.

         (d) Each of the Employee Plans has been maintained and operated in compliance with ERISA, the Code and its terms in all material respects.

         (e) No Employee Plan is a Multiemployer Plan.

         (f) No amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Arrangement could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

         (g) Each of the Employee Plans which is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans") has at all times been in compliance with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and any similar applicable state laws. None of the Welfare Plans provides or promises post-retirement health or life benefits to current employees or retirees of Company, except to the extent required under any applicable state law or under Section 601 of ERISA. Each Welfare Plan contains a procedure for amendment and termination of such plan.

         (h) No Employee Plan is funded by a trust described in Section 501(c)(9) of the Code or subject to the provisions of Section 505 of the Code.

         (i) Full payment of all amounts has been made to each Employee Plan which are required to be made as contributions thereto, under applicable Law or under any Employee Plan or any agreement relating to a Employee Plan as of the last day of the most recent fiscal year of such Employee Plan ended prior to the date hereof. Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Plan or related agreements. Benefits under all Employee Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

         3.20 Transactions with Related Parties. Except for employment agreements and other compensation arrangements and loans disclosed on Schedule 3.20, no Related Party has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any contractual relationship with or other claims, express or implied, of any kind whatsoever against the Company or (c) any interest in any property used by the Company.

         3.21 Compliance with Law. The Company has conducted the Business in compliance with all applicable Regulations and Court Orders, except as could not reasonably be expected to cause a Company Material Adverse Effect. The Company has not received any notice to the effect that, or has otherwise been advised that, the Company is not in compliance with any such Regulations or Court Orders, and the Company has no reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

         3.22     Intellectual Property.

         (a) General. Schedule 3.22(a) sets forth with respect to Proprietary Rights of the Company: (i) for each trademark, tradename or service mark, whether or not registered, the date first used, the application serial number or registration number, as appropriate, the class of goods covered, the nature of the goods or services on or in connection with which such name or mark has been used, the countries in which the name or mark is used and the expiration date for each country in which a trademark has been registered, (ii) for each copyright for which registration has been sought whether or not registered, the date of creation and first publication of the work, the registration number and date of registration for each country in which a copyright application has been registered, (iii) for each mask work (if any), whether or not registered, the date of first commercial exploitation and, if registered, the registration number and date of registration, (iv) a description of all Trade Secrets that are material to the Business and (v) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and descriptions of Trade Secrets) owned, controlled or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided or made available to Parent.

         (b) Adequacy. The Proprietary Rights owned, controlled or used by the Company are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated.

         (c) Ownership. The Company owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

         (d) Royalties and Licenses. Except as set forth on Schedule 3.22(d), the Company has no obligation to compensate any Person for the use of any Proprietary Rights nor has the Company granted to any Person any license, option or other rights to use in any manner any of its respective Proprietary Rights, whether requiring the payment of royalties or not.

         (e) Absence of Claims. Except as set forth in Schedule 3.17, the Company (A) has not received any notice alleging, or otherwise has no knowledge of facts that could reasonably be expected to give rise to, invalidity with respect to any of the Proprietary Rights of the Company or (B) has not received any notice of alleged infringement of any rights of others due to any activity by the Company. The use by the Company of its Proprietary Rights in its past, current and planned products and services do not and would not infringe upon or otherwise violate the valid rights of any third party in the current or planned markets for such products. No other Person (i) has notified the Company that it is claiming any ownership of or right to use any of the Proprietary Rights of the Company or (ii) to the knowledge of the Company, is infringing upon any such Proprietary Rights in any way.

         (f) Protection of Proprietary Rights. All of the pending applications for Proprietary Rights of the Company have been properly filed and all other actions to protect such Proprietary Rights have been taken. The Company has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights that are material to the Business. The Company has no knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

         3.23     Tax Matters.

         (a) Filing of Tax Returns. The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed. The Tax Returns filed are complete, correct and accurate in all respects. Except as set forth on Schedule 3.23(a), the Company has not requested any extension of time within which to file any Tax Return. The Company has delivered to Parent complete and accurate copies of all federal, state, local and foreign Tax Returns of the Company for the years ended December 31, 1999, 1998 and 1997.

         (b) Payment of Taxes. All Taxes for which the Company is or may be liable, in respect of periods (or portions thereof) ending on or before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in the Financial Statements, and the Company has no Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that the Company has been required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

         (c) Audits, Investigations or Claims. No deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other governmental authority. Except as set forth on Schedule 3.23(c), there are no pending or, to the knowledge of the Company, threatened audits, assessments or other Actions for or relating to any Taxes of the Company and there are no matters under discussion with any governmental authorities with respect to Taxes of the Company. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Schedule 3.23(c) and, except as set forth in such Schedule, the Company has not been notified that any taxing authority intends to audit a Tax Return for any other period. Except as set forth on Schedule 3.23(c), no extension of a statute of limitations relating to Taxes is in effect with respect to the Company.

         (d) Lien. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the Assets or any shares of Company Stock.

         (e) Tax Elections. All elections with respect to Taxes affecting the Company, or the Assets, as of the date hereof are set forth on Schedule 3.23(e). The Company has not (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any Assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under
Section 103(a) of the Code; or (v) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

         (f) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Company, the Assets or the Business and, after the Closing Date, none of the Company, the Assets or the Business shall be bound by any Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

         (g) Partnerships. The Company has no interest in and is not subject to any joint venture, partnership, trust, co-tenancy or other arrangement or contract which is treated as a partnership for federal income tax purposes.

         (h) No Withholding. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

         (i) USRPC. The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

         (j) Other Entity Liability. None of the Company, any of its respective predecessors or affiliates of any of them has any Liability for the Taxes of any other Person (other than Taxes of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract or otherwise.

         (k) Compliance with Withholding Taxes. The Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions for which the Company would have been obligated to collect or withhold Taxes.

         (l) S Corporation. The Company is, and has been at all times since its formation, an "S Corporation" (within the meaning of Section 1361(a) of the Code) for which a valid election under Section 1362 of the Code has been in effect (and which has also been in effect for state Tax purposes). The Company's election under Section 1362 (and applicable provisions of state law) has not been revoked or otherwise terminated and is still in full force and effect for federal and state Tax purposes. The Company is not subject to the income recognition provisions of Section 1374 of the Code (or any comparable provision of state or local tax law) with respect to any of its assets.

         (m) No Failure to File. No claim has been made within the last three years by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company may be subject to taxation in that jurisdiction.

         (n) Tax Basis of Company Stock. As of December 31, 1999, each Stockholder has an aggregate tax basis in his or her Company Stock as set forth in such Stockholder's Stockholder Representation Letter.

         3.24 Insurance. Schedule 3.24 contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which the Company is the owner, insured or beneficiary. The Company is not in material default under any such policies or binders, or has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date.

         3.25 Accounts Receivable. The accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and, to the Company's knowledge, all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements in all material respects. Except to the extent of any reserves provided for in the Books and Records, all such accounts and notes receivable are collectible at the aggregated recorded amounts or that any such accounts and are not subject to any defense, counterclaim or set-off.

         3.26     Inventory.  The Company maintains no inventory.

         3.27 Year 2000 Problem. The "Year 2000 Problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) did not, and will not, result in a Company Material Adverse Effect.

         3.28 Brokers; Transaction Costs. Except as set forth on Schedule 3.28, the Company has not entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of Parent or the Company to pay any finder's fee, brokerage commission, legal, accounting, or similar payment in connection with the transactions contemplated hereby.

         3.29     No Other Agreements to Sell the Company or the Assets.
The Company has no legal obligation, absolute or contingent, to any other Person to sell the Assets (other than Inventory in the ordinary course of business) or to sell any capital stock of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto, except pursuant to or as contemplated in this Agreement.

         3.30 Takeover Statutes. No Takeover Statute applicable to the Company is applicable to the Merger or the transactions contemplated hereby.

         3.31 Material Misstatements or Omissions. No representations or warranties by the Company in this Agreement or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by the Company or any of its Representatives to Parent or Sub pursuant hereto, or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         As an inducement of the Company and each of the Stockholders to enter into this Agreement, Parent represents and warrants to the Company as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has full corporate power and authority to conduct its business as it is presently being conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Parent. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

         4.2      Capitalization.

                  (a) Parent has authorized under its Certificate of Incorporation 400,000,000 shares of Parent Stock, 70,000,000 shares of Class B non-voting common stock and 10,000,000 shares of preferred stock, par value $0.01 per share, of which, as of June 2, 2000, 80,278,935 shares of Parent Stock and no shares of Class B non-voting common stock or preferred stock were issued and outstanding. Parent has no other stock authorized, issued or outstanding.

                  (b) As of July 6, 2000, there were 21,122,565 outstanding options granted under Parent's Stock Option Plans (the "Parent Options") and outstanding warrants to purchase 6,033,655 shares of Parent Stock (the "Parent Warrants").

                  (c) Except for the Parent Options and Parent Warrants, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Parent. Except as set forth above, no shares of capital stock of Parent are reserved for issuance.

                  (d) The Merger Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                  (e) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding. All of such outstanding shares are owned by Parent, and all such shares are validly issued, fully paid and non-assessable.

        4.3 Authorization. Each of Parent and Sub has all necessary corporate power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each Parent and Sub, and this Agreement is a valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                                   ARTICLE 5

                         ACTIONS BY THE COMPANY, PARENT
                          AND SUB PRIOR TO THE CLOSING

         The Company, Parent and Sub, each as indicated below, covenant as follows for the period from the date hereof through the Closing Date:

         5.1 Conduct of Business. From the date hereof through the Closing, the Company shall, except as otherwise expressly contemplated by this Agreement, or as consented to by Parent in writing which consent shall not be unreasonably withheld or delayed, operate the Business solely in the ordinary course of business and in accordance with past practice and will not, in any event, take any action inconsistent with this Agreement or the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, except as specifically contemplated by this Agreement or as consented to by Parent in writing:

                  (a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person in excess of $25,000.

                  (b) issue (except pursuant to Company Options outstanding on the date of this Agreement and disclosed on Schedule 3.2(b)) or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including, without limitation, any options to acquire capital stock;

                  (c) declare, pay or incur any obligation to pay any dividend on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

                  (d) make any change to the Company's Articles of Incorporation or Bylaws;

                  (e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for the sale of inventory to customers in the ordinary course of business and consistent with past practice;

                  (f) (i) enter into or modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements,
(iii) pay or agree to pay any bonus, incentive compensation, service award, severance, "stay bonus" or other like benefit not in the ordinary course of business consistent with past practice, (iv) establish, enter into or modify any Employee Plan, (v) modify the Company Stock Option Plans, or (vi) accelerate the vesting of any Company Options;

                  (g) enter into or modify any Contract or other arrangement with a Related Party;

                  (h) make any change in any method of accounting or accounting practice;

                  (i) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (j) do any other act which would cause any representation or warranty of the Company or Stockholders in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice; or

                  (k) directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 5.1(a) through 5.1(j).

Notwithstanding the foregoing, nothing in this Section 5.1 shall prohibit the Company from taking any action or omitting to take any action as required or as contemplated by this Agreement.

         5.2 Access by Parent. Subject to the Non-Disclosure Agreement, from the date hereof through the Closing Date, the Company shall, and shall cause the Company's officers, Employees and Representatives to, afford the Representatives of the Parent and those of its lenders access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish Parent and its Representatives and those of its lenders, upon reasonable notice and in a timely manner, all financial, operating and other data and information as Parent or its affiliates, through their respective Representatives, may reasonably request.

         5.3 Notification of Certain Matters. The Company and the Stockholders shall give prompt notice to Parent of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company shall promptly notify Parent of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Company Material Adverse Effect.

         5.4      No Mergers, Consolidations, Sale of Stock, etc. The
Company shall not, directly or indirectly, through any Representative or otherwise, (a) solicit or encourage any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of the Company's capital stock, (ii) the merger of the Company with, or the direct or indirect disposition of a significant amount of the Assets or the Business to, any Person other than Parent or (iii) other than in the ordinary course of Business, the licensing of the Company's Proprietary Rights to any Person or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. The Company hereby represents that the Company is not now engaged in discussions or negotiations with any party other than Parent with respect to any transaction of the kind described in clauses (a) (i) through (a) (iii) of the preceding sentence (a "Proposed Acquisition Transaction"). The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall (w) immediately notify Parent (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify Parent of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide Parent with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep Parent informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         5.5 Company Stockholder Approval. The Company agrees that it will submit to the Stockholders a written consent in lieu of a meeting of such Stockholders (the "Stockholder Consent") in substantially the form attached hereto as Exhibit D, (a) approving the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and (b) expressly waiving any dissenters' appraisal or similar remedy available under the IBCA or other applicable law.

         5.6 Closing Date. Each party to this Agreement shall use all reasonable commercial efforts to cause the Closing to occur on or before August 31, 2000.

         5.7 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

         5.8 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including fulfillment of the conditions set forth in Article 6 hereof, (ii) to use their respective commercially reasonable efforts to cause the Merger to qualify, and will not take any actions which to their knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code, (iii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable commercial efforts (A) to obtain any necessary Consents, (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (C) to fulfill all other conditions to this Agreement.

         5.9 Termination of 401(k) Plan and Company Stock Option Plans. Prior to the Closing, the Company shall take all action necessary to, at the Closing, (a) terminate the Company's 401(k) Plan and allow employees to receive distribution of their accounts thereunder to the extent permitted by ERISA and
(b) terminate the Company Stock Option Plans.

                                   ARTICLE 6

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to effect the Merger and complete the related transactions contemplated by this Agreement are subject, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         6.1 Representations, Warranties and Covenants. All representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (without regard to any materiality qualifier contained therein) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Parent and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date (without regard to any materiality qualifier contained therein). There shall be delivered to the Company a certificate of Parent, signed by its Senior Vice President, General Counsel and Secretary and Sub, signed by its President, to the foregoing effect ("Parent Closing Certificate").

         6.2 Consents. All Consents, approvals and waivers from governmental authorities necessary to permit consummation of the Merger as contemplated hereby shall have been obtained and all approvals required under any Regulations to permit Parent and Sub to carry out the transactions contemplated by this Agreement shall have been obtained. All required approvals, if any, under United States federal and state securities laws and regulations shall have been obtained.

         6.3      No Court Orders. There shall not be any Regulation or
Court Order that makes the transactions contemplated hereby illegal or otherwise prohibited.

         6.4 Closing Documents. Parent shall have delivered to the Stockholder Agent the documents and other items described in Section 8.2 and such other documents and items as the Company may reasonably require.

         6.5 Material Adverse Change. There shall not have been any Material Adverse Change with respect to Parent.

         6.6 Grant of Parent Options and Restricted Stock. Certain Stockholders shall have received from Parent an "offer letter" prior to Closing regarding the terms of such Stockholder's employment by Parent or one of its Subsidiaries. Each such Stockholder's offer letter shall provide for a grant of options to purchase shares of Parent Stock under the Next Level Communications, Inc. 1999 Equity Incentive Plan pursuant to Parent's standard form of stock option agreement. In connection with certain Stockholder's employment by Parent, each such

Stockholder's offer letter shall provide for a grant of restricted Parent Stock under the Next Level Communications, Inc. 1999 Equity Incentive Plan on the sixtieth (60th) day after the execution of such Stockholder's offer letter, so long as such Stockholder is an employee of Parent or a Subsidiary of Parent on such date. The number of options to purchase Parent Stock and shares of restricted Parent Stock granted to each Stockholder shall be set forth in each Stockholder's offer letter.

         6.7 Registration Rights Agreement. Parent shall have entered into the Registration Rights Agreement.

                  CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS

         The obligations of Parent and Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         7.1 Representations, Warranties and Covenants. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (without regard to any materiality qualifier contained therein) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date (without regard to any materiality qualifier contained therein). There shall be delivered to Parent a certificate of the Company signed by its President (the "Company Closing Certificate") to the foregoing effect.

         7.2 Consents. All Consents, approvals and waivers from governmental authorities and other parties necessary to permit consummation of the Merger as contemplated hereby and for the operation of the Business after the Closing (including all required third party consents under the Contracts) shall have been obtained. Parent shall be satisfied that all approvals required under any Regulations to permit the Company to carry out the transactions contemplated by this Agreement shall have been obtained. All required approvals, if any, under United States federal and state securities laws and regulations shall have been obtained.

         7.3 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. There shall not be any Regulation or Court Order that makes the acquisition of the Company Stock contemplated hereby illegal or otherwise prohibited or that otherwise may have a Company Material Adverse Effect.

         7.4 Closing Documents. The Company and/or the Stockholders, as the case may be, shall have delivered to Parent the documents and other items described in Section 8.1 and such other documents and items as Parent may reasonably require.

         7.5 Exemption under Federal and State Securities Laws. Parent shall be satisfied in its sole discretion that the issuance of shares of Parent Stock in the Merger will not violate any

United States federal or state securities laws and the Stockholders shall have executed and delivered to Parent all documents necessary to allow Parent to make such determination.

         7.6 Stockholder Consent. Each of the Stockholders shall have executed the Stockholder Consent and the Company shall have taken all further actions related to the due authorization of the Merger as may be required under the IBCA.

         7.7 Tax Matters. The Company shall have provided Parent with a clearance certificate or any other document (including, without limitation, a properly executed statement in a form reasonably acceptable to Parent that satisfies Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3)) which may be required by any taxing authority to relieve Parent of any obligation to withhold any portion of the payments to the Stockholders pursuant to this Agreement.

         7.8 Material Adverse Change. There shall not have been any Company Material Adverse Change between April 1, 2000 and the Closing Date.

         7.9 Appraisal Rights. None of the Stockholders shall have asserted any appraisal rights under the IBCA.

         7.10 Other Agreements. Each of the Stockholders shall have entered into the Registration Rights Agreement and a Proprietary Information and Inventions Agreement.

                                   ARTICLE 8

                                     CLOSING

         On the Closing Date:

         8.1 Deliveries by the Company and the Stockholders to Parent. The Company and each Stockholder, as applicable, shall deliver (or cause to be delivered) to Parent:

                  (a) any Consents required to be obtained by the Company;

                  (b) the Company Closing Certificate;

                  (c) the certificates and documents described in Sections 7.7 and 7.10;

                  (d) the Stockholder Consent; and

                  (e) all share certificates representing the shares of Company Stock to be canceled in connection with the Merger.

         8.2 Deliveries by Parent to the Stockholder Agent. Parent shall deliver to the Stockholder Agent:

                  (a) any Consents required to be obtained by Parent;

                  (b) the Parent Closing Certificate; and

                  (c) the Merger Shares to be issued to the Stockholders as provided for herein.

                                   ARTICLE 9

                                 INDEMNIFICATION

         9.1 Survival of Representations, etc. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder. The representations and warranties contained herein shall survive after the Closing Date for (and claims based upon or arising out of such representations and warranties, as well as any claims based upon or arising out of any covenants and agreements herein or made hereunder, may be asserted at any time before) a period of two (2) years, provided that (a) the representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3, 3.4, 3.10, 3.12 and 3.29 and of the Parent contained in
Section 4.2(d) shall survive indefinitely, (b) the representations and warranties of the Company contained in Section 3.19 and 3.23 shall survive until 90 days following the expiration of the applicable statute or similar period of limitations (the respective "Survival Periods"). No investigation made by any of the parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the parties. On the Closing Date all representations and warranties contained in this Agreement and made by the Company shall expire as to the Company and thereafter will be deemed to have been made exclusively by the Stockholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         9.2      Indemnification.

                  (a) General.

                        (i) Subsequent to the Closing, the Stockholders, subject to Section 9.5, jointly, shall indemnify Parent, its Affiliates, and each of their respective, officers, directors, employees, stockholders and agents ("Parent Indemnified Parties") against, and hold each of the Parent Indemnified Parties harmless from, any damage, claim, loss, cost, Tax, Liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, response action, removal action or remedial action (collectively "Damages") incurred by any such Parent Indemnified Party, that are incident to, arise out of, in connection with, or related to, (A) the breach of any warranty, representation, covenant or agreement of the Company contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby and
(B) except to the extent provided in (A), Taxes of: (I) the Company (to the extent liability for Taxes of the Company is imposed on Parent or any Subsidiary of Parent) with respect to the transactions contemplated by this Agreement; and
(II) the Company with respect to Tax years or portions thereof ending on or before the Closing Date (and for any Tax year beginning before and ending after the Closing Date, for the portion of such year ending on the Closing Date) to the extent such Taxes are not reflected in the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Balance Sheet. For purposes of this Section 9.2(a)(i), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company.

                        (ii) Subsequent to the Closing, Parent shall indemnify the Stockholders, their Affiliates, and each of their respective partners, officers, directors, employees, stockholders and agents, as the case may be ("Stockholder Indemnified Parties"), against, and hold each of the Stockholder Indemnified Parties harmless from, any Damages incurred by such Stockholder Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Parent or Sub contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of Parent or Sub pursuant to this Agreement or in connection with the transactions contemplated hereby.

         The term "Damages" as used in this Section 9.2 is not limited to matters asserted by third parties against Stockholder Indemnified Parties or Parent Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims. The right to obtain indemnification provided in this Section 9.2(a) is in addition to any other remedy at contract or in the law (but without duplication of recovery).

                  (b) Procedure for Claims.

                  If a claim for Damages (a "Claim") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party") shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") promptly after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 9.2; provided, that if the Indemnified Party is a Stockholder Indemnified Party, such Claim Notice shall only be valid if it is delivered by the Stockholder Agent; and provided further, that if the Indemnified Party is a Parent Indemnified Party, such Claim Notice shall be valid if it is delivered to the Stockholder Agent. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure, and then only to the extent thereof. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit, other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 9.2(b), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to retain one firm of separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 9.2 within ten (10) calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

         9.3 No Right of Contribution. After the Closing, no Stockholder shall have any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of the Company herein. The Stockholders and Parent shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Article 9. The remedies described in this Section 9 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue, but without duplication of recovery.

         9.4 Payment for Damages. If and to the extent that any Damages shall arise and shall be payable pursuant to an order or judgment by a court of proper jurisdiction (unless and to the extent such payment is stayed by a court), or written agreement of the parties (a "Final Determination") then the Stockholders or Parent, as the case may be, shall satisfy their obligations under this Article 9 by delivering cash to the Stockholders or Parent, as the case may be, within sixty (60) days of the Final Determination or such longer period as is set forth in the Final Determination, to satisfy all or part of their obligations in respect of the amount of Damages which is due and payable under the terms of this Agreement to the Stockholder Indemnified Parties or the Parent Indemnified Parties, as the case may be (the "Damages Payment").

         9.5 Limitations on Indemnity. Notwithstanding any provision of this Agreement to the contrary, the Parent Indemnified Parties may not, in the aggregate, recover any Damages in excess of $2,000,000.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1     Termination.

                  (a) This Agreement may be terminated at any time prior to
Closing:

                        (i) By the written agreement of Parent and the Company;

                        (ii) By Parent or the Company if the Closing shall not have occurred on or before September 30, 2000, other than due to a breach of this Agreement by the party seeking to terminate;

                        (iii) By Parent if there is a material breach of any representation or warranty set forth in Article 3 or any covenant or agreement to be complied with or performed by the Company or any Stockholder pursuant to the terms of this Agreement and such breach persists for fourteen (14) days or more after notice is given, so long as any such breach is not caused by the action or inaction of Parent or Sub;

                        (iv) By the Company if there is a material breach of any representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by Parent or Sub pursuant to the terms of this Agreement and such breach persists for fourteen (14) days or more after notice is given, so long as any such breach is not caused by the action or inaction of the Company or any of the Stockholders; or

                  (b) In the event of termination of this Agreement:

                        (i) The provisions of the Non-Disclosure Agreement shall continue in full force and effect; and

                        (ii) No party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the formal termination of this Agreement.

         10.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Parent, or by Parent or Sub without the prior written consent of the Company.

         10.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

         If prior to the Closing, to the Company:

                  SoftProse, Inc.
                  617 Westbourne Street
                  San Diego, California 92037-5451
                  Attention:  Gopal Miglani
                              President
                  Fax:  619-839-3859

         With a copy to:

                  Dickinson, Mackaman, Tyler & Hagen, P.C.
                  1600 Hub Tower, 699 Walnut Street
                  Des Moines, Iowa 50309
                  Attention:  David Repp
                  Fax:  515-246-4550

         If to the Stockholder Agent:

                  Gopal Miglani
                  617 Westbourne Street
                  San Diego, California 92037-5451
                  Fax:  619-839-3859


         With a copy to:

                  Dickinson, Mackaman, Tyler & Hagen, P.C.
                  1600 Hub Tower, 699 Walnut Street
                  Des Moines, Iowa 50309
                  Attention:  David Repp
                  Fax:  515-246-4550

         If to Parent or Sub or, if after the Closing, to the Surviving
Corporation:

                  Next Level Communications, Inc.
                  6085 State Farm Drive
                  Rohnert Park, California 94928
                  Attention:  General Counsel
                  Fax:  707-584-6852

         With a copy to:

                  Latham & Watkins
                  233 South Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  Marc Bassewitz
                  Fax:  (312) 993-9767

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

         10.4 Representation By Counsel. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

         10.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, and the Non-Disclosure Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         10.8 Expenses. Except as provided in the next succeeding sentence or elsewhere in the Agreement, Parent will be liable for its and Sub's expenses, and the Stockholders will be liable for the Company's and the Stockholder's expenses, incurred in connection with the negotiations, preparation, execution and performance of this Agreement. Notwithstanding the foregoing, in the event that the Merger is not consummated for any reason other than a termination by the Company pursuant to Section 10.1(a)(ii) or by the Parent pursuant to Section 10.1(a)(iii), Parent will reimburse the Company for its reasonable legal and accounting fees incurred in connection with the negotiation and documentation of this Agreement up to a maximum amount of $50,000. In connection with such reimbursement, the Company shall provide Parent with a reasonably detailed description of such expenses.

         10.9 401(k) Plan Contribution. The Surviving Corporation shall pay SoftProse's normal 401(k) Plan contribution for the period immediately preceding the Closing Date in an amount not to exceed $35,275, if such contribution is unpaid on the Closing Date.

         10.10 Prior Service. Parent and the Surviving Corporation shall recognize each Stockholder's service with the Company as of the Closing Date as service with the Surviving Corporation for all purposes, including eligibility, vesting and benefit levels, as applicable in Parent's employee welfare benefit plans or policies, but only to the extent that such service was recognized by the Company under the applicable Benefit Arrangement.

         10.11 Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, Parent shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law or the requirements of the Nasdaq Stock Exchange and (ii) Parent has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

         10.12 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article 9 hereof.

         10.13 Attorney Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing party shall be entitled to recover its actual out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees reasonably incurred in connection with such action, including any appeal of such action.

         10.14 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Delaware; provided, however, that matters of Iowa corporate law shall be governed by the IBCA.

         10.15 Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

         10.16    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.17    Service of Process. EACH OF THE PARTIES HERETO
IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY'S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER DELAWARE LAW.

                                   ARTICLE 11

                                   TAX MATTERS

11.1     Tax Matters.

                  (a) Tax Periods Ending on or Before the Closing Date. The Company shall at Parent's direction prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for Tax periods ending on or prior to the Closing Date which are filed after the Closing Date. The Company shall permit the Stockholder Agent, upon request, to review any such Tax Return prior to filing. Each Stockholder agrees to include in his or her individual tax return his or her respective share of the Company's income, gain, loss, deduction or credit items for Tax periods ending on or before the Closing Date as and to the extent required by law. The Stockholders shall pay any Tax imposed on the Company under Section 1374 of the Code (or any comparable provision of state or local Tax law).

                  (b) Tax Periods Beginning Before and Ending After the Closing Date. The Company shall at Parent's direction prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for all Tax periods which begin before the Closing Date and end after the Closing Date.

                  (c) Cooperation on Tax Matters. Parent and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding. Parent and the Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Taxing authority, and (B) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other parties so request, Parent or a Stockholder, as the case may be, shall allow the other parties to take possession of such books and records.

                  (d) Transfer Taxes. Parent shall pay and be responsible for all transfer and recording taxes and charges, if any, arising from the transactions contemplated by this Agreement. Parent and the Stockholders shall timely cooperate in filing all Tax Returns as may be required to comply with the provisions of such Tax laws. Parent and the Stockholders shall use their best efforts to obtain any certificate or other document or take any other reasonable action to reduce or eliminate any such taxes or charges that may be imposed.




                                   * * * * * *

         IN WITNESS WHEREOF, each party hereto has executed this Agreement and Plan of Merger or caused this Agreement and Plan of Merger to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                  NEXT LEVEL COMMUNICATIONS, INC.
                                  a Delaware corporation


                                  By: /s/ Keith A. Zar
                                     -------------------------------------------
                                  Name: Keith A. Zar
                                  Title: Senior Vice President, General Counsel
                                         and Secretary

                                  SP ACQUISITION CORP.
                                  an Iowa corporation

                                  By: /s/ Keith A. Zar
                                     -------------------------------------------
                                  Name: Keith A. Zar
                                  Title: President

                                  SOFTPROSE, INC.
                                  an Iowa corporation

                                  By: /s/ Gopal Miglani
                                     -------------------------------------------
                                  Name: Gopal Miglani
                                  Title: President


                                  STOCKHOLDERS:

                                  GOPAL MIGLANI
                                  /s/ Gopal Miglani
                                  ----------------------------------------------

                                  SHABNAM MIGLANI
                                  /s/ Shabnam Miglani
                                  ----------------------------------------------

                                  PAUL FREEMAN
                                  /s/ Paul Freeman
                                  ----------------------------------------------

                                  ALEXANDER STAGG
                                  /s/ Alexander Stagg
                                  ----------------------------------------------

                                  THOMAS BRASIER
                                  /s/ Thomas Brasier
                                  ----------------------------------------------


                                  BRENT THOMPSON
                                  /s/ Brent Thompson
                                  ----------------------------------------------


                                  ROBERT SHARP
                                  /s/ Robert Sharp
                                  ----------------------------------------------


                                  JOON KOH
                                  /s/ Joon Koh
                                  ----------------------------------------------


                                  NAGEEN SHARMA
                                  /s/ Nageen Sharma
                                  ----------------------------------------------


IN HIS CAPACITY AS THE
STOCKHOLDER AGENT:

/s/ Gopal Miglani
--------------------------------------
GOPAL MIGLANI